Exhibit 10.41
Agreement # 750-03610-2002 Amendment Number 3
Execution Version
AMENDMENT NUMBER THREE TO
MASTER TELESERVICES AGREEMENT
1.	PARTIES.

THIS AMENDMENT Number Three (the “Amendment”) to the Master Teleservices Agreement (“Agreement”) by and between APAC Customer Services, Inc., an Illinois corporation, with offices at Six Parkway North, Deerfield, Illinois, 60015 (“Company”) and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, having an office and principal place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 on behalf of itself and its Affiliates (“Verizon Wireless”) is made and entered into on and as of the date of execution by the last signing Party but shall take effect April 1, 2005.

2.
This Amendment is an integral part of the Agreement. Terms used herein which are defined or specified in the Agreement shall have the meanings set forth therein. If there are any inconsistencies between a specific term or condition of this Amendment and a specific term or condition of the Agreement, the specific term or condition of this Amendment shall control.

3.	Within 90 days from the Effective Date of this Amendment, the parties shall develop and agree upon in writing a mutually acceptable change order process.

4.	AMENDMENT OF AGREEMENT. The following provisions of the Agreement are amended as follows:
A.	Section 6.7 is hereby added in its entirety as follows:
“6.7
Billing Dispute Resolution. In the event that Verizon Wireless should dispute the accuracy of the charges, volumes, transaction types, rates, fees or prices associated with all or any portion of an amount invoiced to Verizon Wireless (hereinafter referred to as a “Disputed Amount”), then the Verizon Wireless Project Leader shall promptly, but in any case not later than one (1) month following the date such invoice is made available to the Verizon Wireless, provide a reasonably detailed written notice to the Company Project Leader of the nature of such dispute. If, upon resolution of any billing dispute, the parties agree that Verizon Wireless owes all or a portion of the disputed amounts, Company shall issue a new invoice for the portion of the disputed charges for which Verizon Wireless is responsible to pay and Verizon Wireless shall pay such new invoice within thirty (30) days from the date of the new invoice. In addition, Company will respond to the Verizon Wireless Project Leader within twenty (20) business days from receipt of a notice and both parties will use its reasonable efforts to resolve the dispute within a reasonable time.

In the event Verizon Wireless paid a Disputed Amount, any necessary adjustments will be made by Company immediately upon resolution and will promptly issue a credit memo with a reference to the original disputed invoice number. Company shall not apply the credit on an invoice.”

Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless—Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
B.	Section 10 is hereby deleted and restated in its entirety as follows:
“10.	TERMINATION

10.1
Verizon Wireless may terminate this Agreement or any Authorization Letter issued hereunder without cause, effective upon thirty (30) days written notice to Company and, in such event, Company shall receive payment only for Services fully performed on or before the date of termination.

10.2	This Agreement and/or any Authorization Letter may be terminated by written notice only as follows:
10.2.1
By Verizon Wireless for a material breach or default of any of the terms, conditions or covenants of this Agreement by Company, provided that such termination may be made only following the expiration of a thirty (30) day period during which Company has failed to cure such breach after having been given written notice of such breach. However, at its option, Verizon Wireless may terminate this Agreement immediately, with no right to cure, if Company violates the terms of Section 4.4, “Location of Call Centers,” Section 4.5, “CPNI,”, Section 4.6, “Access by or Disclosure to Foreign Governmental Authorities,” Section 12, “Confidential Information,” and Section 14, “Compliance with Laws,” or any of its obligations to ensure that no Verizon Wireless customer calls or data relating to such calls are diverted or routed to facilities located outside of the Unites States or are disclose to foreign governmental authorities.

10.2.2
By Company for a material breach or default of any of the terms, conditions or covenants of this Agreement by Verizon Wireless, provided that such termination may be made only following the expiration of a thirty (30) day period during which Verizon Wireless has failed to cure such breach after having been given written notice of such breach.

10.2.3	By either Party, effective immediately, upon written notice to the other, if any of the following events occurs:
a.	Either Party files a voluntary petition in bankruptcy.

b.	Either Party is adjudged bankrupt.

c.	A court assumes jurisdiction of the assets of either Party under a federal reorganization act.
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless—Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
d.	A trustee or receiver is appointed by a court for all or a substantial portion of the assets of either Party.

e.	Either Party becomes insolvent or suspends its business.

f.	Either Party makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.
10.3
By Verizon Wireless, effective immediately, upon written notice to Company, if the identity of Company’s business is materially changed by sale of its business, transfer of control of its outstanding stock, merger or otherwise.

10.4
Termination of this Agreement shall not affect any Order placed prior to the date of termination unless otherwise stated. The termination of one Authorization Letter or this Agreement shall have no operative effect on any other outstanding Authorization Letter, unless the basis for terminating the Agreement or Authorization Letter is also the basis for termination of other outstanding Authorization Letter(s).

10.5
In the event either Party gives written notice of termination under this Agreement, then, if requested by Verizon Wireless, Company will perform reasonable transition Services for a period not to exceed one hundred twenty (120) days after the effective date of termination. Such transition Services shall be provided and be chargeable as mutually agreed upon by the Parties.”

10.6	The foregoing rights are in addition to, and not in limitation of, any other remedy Verizon Wireless may have at law or equity.”
C.	Section 22.2 is hereby deleted and restated in its entirety as follows:
“22.2
Each party shall be solely responsible for the safety and supervision of its employees, as well as the withholding or payment of all Federal, State and local Personal Income Taxes, Social Security, Unemployment and Sickness Disability Insurance and other payroll taxes with respect to its employees.”

D.	Section 23 is hereby deleted and restated in its entirety as follows:
“23.1
With the exception of notifications pursuant to Section 6 (Payment and Billing), Section 13 (Publicity and Disclosure) and Exhibit F-2 (Primary Supplier Compliance with Minority-, Women-, Disabled Veteran- and Vietnam-Era Veteran-Owned Business Enterprises Utilization), notices concerning this Agreement shall be in writing and shall be given or made by means of certified mail, registered mail, or overnight delivery service. Proper postage and other charges must be pre-paid and notices shall be addressed to the respective Parties as follows:

Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version

To Company:	To Verizon Wireless:

APAC Customer Services, Inc.	As specified per the Authorization Letter
Six Parkway North
Deerfield, IL 60015
Attention: Senior Vice-President
Operations

And with a copy to:	And with a copy to:

APAC Customer Services, Inc.	Verizon Wireless
Six Parkway North	295 Parkshore Drive
Deerfield, IL 60015	Folsom, CA 95630
Attention: General Counsel	Attention: Manager, Budgets & Reporting

And with a copy to:	And with a copy to:

APAC Customer Services, Inc.	Verizon Wireless
Six Parkway North	180 Washington Valley Road
Deerfield, IL 60015	Bedminster, New Jersey 07921
Attention: Howard Hirschhaut	Attention: Assistant General Counsel-Procurement & Technology

And with a copy to:

Verizon Wireless
One Verizon Place
MC 2A1-PRO
Alpharetta, Georgia 30004
Attention: Director — Procurement

And with a copy to:

The Affiliate that placed the Order if different than Verizon Wireless.
23.2
Notices for change in ownership, change in name of firm, or change in mailing address must be given by Company to Verizon Wireless within thirty (30) days of such change. Notices for change in ownership must include the names of all new owners or officers, registered agent for Service of process, and state of incorporation or organization.”

E.	Exhibit A, Section 1, is hereby deleted and restated in its entirety as follows:
“1.	SCOPE OF SERVICES

1.1	RESPONSIBILITIES OF VERIZON WIRELESS
1.1.1	For each Project, Verizon Wireless shall provide such training and training materials as are required by Exhibit A.
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
1.1.2
Verizon Wireless shall maintain its billing system with current rate plan information, customer billing history, and other information as Verizon Wireless may include from time to time, provided that in the event Verizon Wireless’ billing system is down, Verizon Wireless may still send calls to Company to the same dedicated staff.

1.1.3
Verizon Wireless shall be responsible for any modems, multiplexers and control boxes located at Verizon Wireless (“Verizon Wireless Facilities”). Responsibility for the costs associated with the acquisition and maintenance of telecommunication facilities will be as designated in this Agreement or as otherwise communicated in each Authorization Letter. Company shall be responsible for any modems, multiplexers and control boxes located at Company (“Company Facilities”).

1.1.4	Verizon Wireless shall be responsible for providing volume and other forecast-related information to Company in accordance with the terms of this Agreement.

1.1.5
Verizon Wireless will periodically monitor Company’s activities in accordance with all applicable laws and regulations and will provide written notification to Company of matters that need improvement, correction or other action.

1.1.6	Verizon Wireless shall provide system access and user IDs and passwords, as required.

1.1.7
Verizon Wireless will notify Company in writing fourteen (14) days in advance of the holiday of Verizon Wireless’ requirements for that holiday. Verizon Wireless will provide a tentative holiday schedule.

1.2	RESPONSIBILITIES OF COMPANY

1.2.1	Call Handling
1.2.1.1
Company will handle all calls associated with the Project efficiently and effectively. Calls may include, but are not limited to, order cancellation, questions on the product/service, referrals, billing, orders for airtime, orders for wireless service, orders for moving from one address to another, name changes, technical support, customer retention, activation of new customer accounts and orders for airtime purchased by credit card processing. The Customer Service Representative (“CSR”) Job Profile governing this work is attached hereto as Exhibit L. Company shall provide such technology as defined in Exhibit M.

1.2.1.2
Company will meet qualitative, quantitative and monitoring standards, including those specified in Authorization Letters and in Section 2, Quality Standards, as established by Verizon Wireless and communicated from time to time to Company and which Company will monitor and measure daily and report monthly to Verizon Wireless.

Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
1.2.1.3
Company shall promote the sale and distribution of Verizon Wireless products and services to eligible customers in accordance with Verizon Wireless service guidelines and procedures and will represent and promote those products and services in accordance with applicable prices, promotional literature and business guidelines and procedures provided by Verizon Wireless.

1.2.1.4
Company shall offer wireless services to customers upon the terms and conditions authorized by Verizon Wireless and shall not offer customers unauthorized discounts or rebates on Verizon Wireless products and services. Company shall ensure all CSRs read and abide by the attached Schedule of Authorizations; Exhibit N. Company shall make no changes to the terms and conditions without the express written authorization of Verizon Wireless.

1.2.1.5	Company shall ensure that all messages and recorded announcements, as well as any updates, must be approved by Verizon Wireless’ authorized representative in writing prior to implementation.

1.2.1.6	Unless otherwise provided in the applicable Authorization Letter, Company shall not use a voice response unit (“VRU”) to provide services.
1.2.2	Staffing
1.2.2.1
Company shall, at its expense, furnish and maintain all adequate and appropriate equipment, personnel, ancillary services, office facilities, support facilities and necessary hardware to perform the Services at the Company call center(s) on or before the installation date for a Project, and such shall be available for testing on or before the Project officially goes into service.

1.2.2.2
Company will provide CSRs and Team Leaders as further defined in Section 6, Staffing and Scheduling, and Project Leader(s) as further defined in Section 13, Program Management. CSRs are Company personnel designated by Company to receive and respond to inbound and outbound telephone inquiries from, and to initiate and conduct follow-up calls to, customers regarding Verizon Wireless products and services and to perform other on-line or off-line Services the Parties mutually agree upon.

1.2.2.3	Company shall provide sufficiently trained CSRs to handle customer calls with minimal transfers, and shall limit the time CSRs put customers on hold.
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
1.2.2.4	Company will be open on Verizon Wireless requested holidays, depending on contingent business needs.
1.2.3	Complaint Procedures
1.2.3.1
Company shall remove from any Project, at Verizon Wireless’ request, per the process outlined in Section 6.1 — Staffing and Scheduling, any CSR, Supervisor or Assistant Manager furnished by Company who, in Verizon Wireless’ opinion, is incapable, uncooperative or otherwise unacceptable in the execution of the Services to be provided under this Agreement.

1.2.3.2
Company shall promptly and diligently investigate complaints submitted by Verizon Wireless including, but not limited to, requests for removal or reassignment of personnel. Company shall advise Verizon Wireless, in writing, within 1 business day of the action taken to resolve the complaint and to address any recurrence.

1.2.4	Privacy of Communications
1.2.4.1
Company shall comply with the attached Non Disclosure Provisions, Exhibit C. Company will ensure that all Company staff working on, or in any way associated with, any Verizon Wireless Project shall sign both a “Confidentiality Contract” and a Verizon Wireless Claims Waiver attached hereto as Exhibit K.

1.2.4.2
Company shall ensure that no Company staff working on, or in any way associated with any Verizon Wireless Project shall access their personal wireless account information, nor that of any family or friends, without the prior approval of Verizon Wireless. Access includes, but is not limited to, issuing credits/adjustments, altering account information, or making payments or equipment changes.

1.2.5	Reporting & Training

Company will work with Verizon Wireless to develop required reporting, training, systematic links to Verizon Wireless databases and other databases and quality control procedures to assist in the successful performance of all Projects.

Without disrupting Service, Company will make the Company call center(s) available for inspection, audit and project reviews.

1.2.6	Network / Technology Requirements

Company will provide telecommunications support and network integration to meet Verizon Wireless call standards.
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
1.2.7	Company Compliance Requirements
1.2.7.1
Compliance Requirements. Without limitation of any rights and remedy that may otherwise be available in law or equity to Verizon Wireless under this Agreement, in the event a Company employee or approved subcontractor performing under this Agreement:

1.2.7.1.1	makes a material attempt to deceive or mislead a customer regarding Verizon Wireless’ products or services;

1.2.7.1.2	fails to exercise reasonable care in the protection of Verizon Wireless Confidential Information;

1.2.7.1.3	fails to comply with any law governing the provision of Services hereunder;

1.2.7.1.4	uses Verizon Wireless equipment, customer information, or any Verizon Wireless Confidential Information for any use not specifically authorized by this Agreement;

then Company, on notice from Verizon Wireless, shall be liable to and shall pay to Verizon Wireless a performance compensation payment (“Performance Compensation Payments”) in the form of a credit to the next monthly invoice or, at Verizon Wireless’ option, direct payment to Verizon Wireless. Both Parties agree to promptly notify the other Party upon discovery of non-compliance with this Section 1.2.7.

1.2.7.2
Performance Compensation Payments. In the event of any Company failure to comply with Section 1.2.7.1 above, Verizon Wireless may elect to receive Performance Compensation Payments. Verizon Wireless shall assess such Payments as set forth hereinafter, and Company shall make such Payments to Verizon Wireless in the form of a credit to the next monthly invoice or, at Verizon Wireless’ option, direct payment to Verizon Wireless. The sole purpose of such Performance Compensation Payments is to provide a mechanism within the context of the ongoing performance of the Agreement under which Verizon Wireless would determine and receive compensation, should Company fail in its performance, without immediate resort to Section 10 (“Termination”) of the Agreement. Accordingly, under normal circumstances, resort to and utilization of the Performance Compensation Payments would preclude the subsequent exercise of default provisions in the Agreement for the specific Company failures for which payments under this Section have been assessed (by Verizon Wireless) and credited (or paid) by Company in accordance Section 1.2.7.1. Notwithstanding such assessment and credit or payment, any failure or failures shall, nevertheless, be counted in determining the repeated, consistent or cumulative failure of Company to meet these performance requirements of this Agreement (or any amendments thereto).

Matter #710-10256-2005
iManage#168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version

In all events, this Section, including any assessment for any failure or failures, shall not be construed to limit Company’s obligation to cure the specific failure or failures to perform. Moreover, Verizon Wireless reserves the right and shall have the option to invoke default should Company at any time fail to meet any performance requirements of this Agreement or any amendment(s) thereto. In addition to removing the Company employee and/or approved subcontractor promptly from the Verizon Wireless account the Performance Compensation Payments shall be calculated as follows:

The Performance Compensation Payment from Company to Verizon Wireless shall be a dollar amount equal to one percent (1%) of the average monthly billings calculated over the prior six (6) months for the applicable Authorization Letter for each failure to comply with Section 1.2.7 above.”

F.	Exhibit A, Section 12, is hereby deleted and restated in its entirety as follows:
“12.	PROGRAM MANAGEMENT

12.1	The Parties agree that in order to ensure the success of this Agreement, program management and status reviews will be critical to the Project.

12.2
Project Leaders: Upon execution of this Agreement, Company and Verizon Wireless shall each appoint a Project Leader to ensure that the requirements of this Agreement will be met. Company’s Project Leader and the Verizon Wireless Project Leader shall coordinate their respective activities pursuant to this Agreement.

12.3
Company Status Reviews: Verizon Wireless and at least one Company representative, as determined by Verizon Wireless, shall convene at least three (3) times per Renewal Term, or as deemed necessary by Verizon Wireless, to review Company performance. In the event of such meeting, Verizon Wireless shall determine the date and location, and whether in person or via telephone conference call. Company shall bear full expense for any necessary travel or expenses for its employees to attend and participate in such meeting.”

G.	Exhibit D is hereby deleted and restated as set forth in the attached Exhibit D.

H.	Exhibit E is hereby deleted and restated as set forth in the attached Exhibit E.

I.	Exhibit H is hereby deleted and restated as set forth in the attached Exhibit H.

J.	Exhibit I is hereby amended to remove all references to 2004.
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential

Agreement # 750-03610-2002 Amendment Number 3
Execution Version
K.	Exhibit J is hereby deleted and restated as set forth in the attached Exhibit J.

L.	Exhibit K is hereby deleted and restated as forth in the attached Exhibit K.
5.	EFFECT OF AMENDMENT. Except as amended hereby, the Agreement shall continue in full force and effect.

6.	SIGNATURES. IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers or representatives.

	CELLCO PARTNERSHIP		APAC CUSTOMER SERVICES, INC.
d/b/a VERIZON WIRELESS

By:	/s/ William R. Conrad	By:	/s/ Michael Dorion
	Name: William R. Conrad		Name: Michael Dorion
	Title: President, Northeast		Title: VP-Operational Planning
	Date: 6/6/05		Date: May [ILLEGIBLE], 2005

		By:	/s/ Marc Tanenberg

Name: Marc Tanenberg
Title: SVP and CFO
Date: May 13, 2005
Matter #710-10256-2005
iManage #168918
Cello Partnership d/b/a Verizon Wireless — Proprietary and Confidential